LEGAL_US_W # 185462659.1

Exhibit 10.14

Conformed Version reflecting

Amendment No. 1 to Note Purchase Agreement dated May 31, 2018,

Amendment No. 2 to Note Purchase Agreement dated February 7, 2020, and

Amendment No. 3 to Note Purchase Agreement dated October 23, 2025

WOODWARD, INC.

€40,000,000 1.12% Series M Senior Notes due September 23, 2026

NOTE PURCHASE AGREEMENT

Dated September 23, 2016

LEGAL_US_W # 185462659.1

Exhibit 10.14

DB3/ 201074078.7

LEGAL_US_W # 185462659.1

Exhibit 10.14

Page

1.
AUTHORIZATION OF NOTES 1
2.
SALE AND PURCHASE OF NOTES; GUARANTEES 1
3.
CLOSING 1
3.1
Closing 2
3.2
Failure of the Company to Deliver 2
4.
CONDITIONS TO CLOSING 2
4.1
Representations and Warranties 2
4.2
Performance; No Default 2
4.3
Compliance Certificates 3
4.4
Guaranty Agreement 3
4.5
Opinions of Counsel 3
4.6
Purchase Permitted by Applicable Law, etc 3
4.7
Sale of Other Notes 4
4.8
Payment of Special Counsel Fees 4
4.9
Private Placement Numbers 4
4.10
Changes in Corporate Structure 4
4.11
Funding Instructions 4
4.12
Second Amended and Restated Intercreditor Agreement 4
4.13
Revolving Facility 5
4.14
Woodward International Note Purchase Agreement 5
4.15
Proceedings and Documents 5
5.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY 5
5.1
Organization; Power and Authority 5
5.2
Authorization, etc 5
5.3
Disclosure 6
5.4
Organization and Ownership of Shares of Subsidiaries; Affiliates 6
5.5
Financial Statements; Material Liabilities 7
5.6
Compliance with Laws, Other Instruments, etc 7
5.7
Governmental Authorizations, etc 8
5.8
Litigation; Observance of Agreements, Statutes and Orders 8

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Page

5.9
Taxes 8
5.10
Title to Property; Leases 9
5.11
Licenses, Permits, etc 9
5.12
Compliance with ERISA 9
5.13
Private Offering by the Company 11
5.14
Use of Proceeds; Margin Regulations 11
5.15
Existing Indebtedness; Future Liens 11
5.16
Foreign Assets Control Regulations, etc 12
5.17
Status under Certain Statutes 13
5.18
Environmental Matters 14
6.
REPRESENTATIONS OF THE PURCHASERS 14
6.1
Purchase for Investment 14
6.2
Accredited Investor 14
6.3
Source of Funds 15
7.
INFORMATION AS TO COMPANY 16
7.1
Financial and Business Information 16
7.2
Officer’s Certificate 19
7.3
Visitation 20
8.
PAYMENT AND PREPAYMENT OF THE NOTES 20
8.1
Maturity 20
8.2
Optional Prepayments with Make-Whole Amount 20
8.3
Prepayment Upon Change of Control 21
8.4
Prepayment in Connection with an Asset Disposition 22
8.5
Allocation of Partial Prepayments of Notes 23
8.6
Maturity; Surrender, etc 23
8.7
Purchase of Notes 24
8.8
Make-Whole Amount 24
8.9
Swap Breakage 29
8.10
Interest Rate 31
9.
AFFIRMATIVE COVENANTS 31

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9.1
Compliance with Law 31
9.2
Insurance 31
9.3
Maintenance of Properties 31
9.4
Payment of Taxes and Claims. 32
9.5
Corporate Existence, etc 32
9.6
Books and Records 32
9.7
Ranking of Obligations 32
9.8
Guaranty by Subsidiaries; Liens 32
9.9
Intercreditor Agreement 35
10.
NEGATIVE COVENANTS 36
10.1
Transactions with Affiliates 36
10.2
Merger, Consolidation, etc 36
10.3
Sale of Assets 37
10.4
Line of Business 38
10.5
Terrorism Sanctions Regulations 38
10.6
Liens 38
10.7
Minimum Interest Coverage Ratio 38
10.8
Maximum Leverage Ratio 38
10.9
Priority Debt 39
10.10
Subsidiary Debt 39
10.11
Permitted Receivables Securitization Program 40
11.
EVENTS OF DEFAULT 40
12.
REMEDIES ON DEFAULT, ETC 43
12.1
Acceleration 43
12.2
Other Remedies 43
12.3
Rescission 44
12.4
No Waivers or Election of Remedies, Expenses, etc 44
13.
REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES 44
13.1
Registration of Notes 44
13.2
Transfer and Exchange of Notes 45

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13.3
Replacement of Notes 45
14.
PAYMENTS ON NOTES 46
14.1
Place of Payment 46
14.2
Home Office Payment 46
14.3
FATCA Information 46
15.
EXPENSES, ETC 47
15.1
Transaction Expenses 47
15.2
Certain Taxes 48
15.3
Survival 48
16.
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT 48
17.
AMENDMENT AND WAIVER 48
17.1
Requirements 48
17.2
Solicitation of Holders of Notes 49
17.3
Binding Effect, etc 49
17.4
Notes Held by Company, etc 50
18.
NOTICES 50
19.
REPRODUCTION OF DOCUMENTS 50
20.
CONFIDENTIAL INFORMATION 51
21.
SUBSTITUTION OF PURCHASER 52
22.
MISCELLANEOUS 52
22.1
Successors and Assigns 52
22.2
Payments Due on Non-Business Days 52
22.3
Accounting Terms 53
22.4
Severability 53
22.5
Construction, etc 54
22.6
Counterparts 54
22.7
Governing Law 54
22.8
Jurisdiction and Process; Waiver of Jury Trial 54
22.9
Obligation to Make Payment in Euros 55

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Schedule A	--	Information Relating to Purchasers
Schedule B	--	Defined Terms
Schedule 5.3	--	Disclosure Materials
Schedule 5.4	--	Subsidiaries of the Company and Ownership of Subsidiary Stock
Schedule 5.5	--	Financial Statements
Schedule 5.15	--	Existing Indebtedness
Schedule 8.8	--	Swapped Notes
Schedule 10.6	--	Existing Liens
Exhibit 1	--	Form of Series M Senior Note due September 23, 2026
Exhibit 2	--	Form of Guaranty Agreement
Exhibit 4.5(a)	--	Form of Opinion of Special Counsel for the Company and the Closing Guarantors
Exhibit 4.5(b)	--	Form of Opinion of Special Counsel for the Purchasers

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Exhibit 10.14

Woodward, Inc.

1081 Woodward Way Fort Collins, Colorado 80524

€40,000,000 1.12% Series M Senior Notes due September 23, 2026

September 23, 2016

To Each of the Purchasers Listed in Schedule A Hereto:

Ladies and Gentlemen:

Woodward, Inc., a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1.
AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of €40,000,000 aggregate principal amount of its 1.12% Series M Senior Notes due September 23, 2026 (as amended, restated or otherwise modified from time to time pursuant to Section 17, the “Notes”; such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the forms set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B and, for purposes of this Agreement, the rules of construction set forth in Section 22.5 shall govern.

2.
SALE AND PURCHASE OF NOTES; GUARANTEES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

The obligations of the Company hereunder and under the Notes will be unconditionally guaranteed by Woodward FST, MPC Products and Woodward HRT (each a “Closing Guarantor” and, collectively, the “Closing Guarantors”), and each other Subsidiary required to guaranty the Notes pursuant to Section 9.8 (together with the Closing Guarantors, each a “Guarantor” and, collectively, the “Guarantors”), pursuant to that certain Guaranty Agreement dated as of the date of Closing (the “Guaranty Agreement”) substantially in the form set forth in Exhibit 2.

3.
CLOSING.

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3.1
Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Morgan, Lewis & Bockius LLP, at 101 Park Avenue, New York, New York 10178, at 10:00 a.m., New York time, at a closing (the “Closing”) on September 23, 2016. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least €100,000 as such Purchaser may request) dated the date of Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Wells Fargo Bank, N.A., Cayman Islands Branch, Account Number: 7775038933, Beneficiary Bank SWIFT: WFBIUS6WFFX, Intermediary Bank: Deutsche Bank AG Frankfurt AM Main, Intermediary Bank SWIFT: DEUTDEFF.

3.2
Failure of the Company to Deliver.

If at the Closing the Company shall fail to tender any Note to any Purchaser on the date of Closing as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.
CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser on the date of Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the date of Closing, of the following conditions:

4.1
Representations and Warranties.

(a)
The representations and warranties of the Company in this Agreement shall be correct (i) when made as of the date hereof and (ii) on the date of Closing.

(b)
The representations and warranties of the Closing Guarantors in the Guaranty Agreement shall be correct (i) when made as of the date hereof and (ii) on the date of Closing.

4.2
Performance; No Default.

The Company and the Closing Guarantors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company or the Closing Guarantors, as applicable, prior to or on the date of Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Investor Presentation that would have been prohibited by Sections 10.1, 10.2 or

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10.3 had such Sections applied since such date.

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4.3
Compliance Certificates.

(a)
Officer’s Certificates.

(i)
The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.10 have been fulfilled as of the date of Closing.

(ii)
Each Closing Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of Closing, certifying that the conditions specified in Sections 4.1(b) and 4.2 (as to such Closing Guarantor) have been fulfilled as of the date of Closing.

(b)
Secretary or Treasurer’s Certificates.

(i)
The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to

(A) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (B) the Company’s organizational documents as then in effect.

(ii)
Each Closing Guarantor shall have delivered to such Purchaser a certificate of its Secretary, Assistant Secretary or Treasurer, dated the date of Closing, certifying as to (A) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Guaranty Agreement and (B) such Closing Guarantor’s organizational documents as then in effect.

4.4
Guaranty Agreement.

The Guaranty Agreement shall have been duly authorized, executed and delivered to each Purchaser by the Closing Guarantors, and shall be in full force and effect.

4.5
Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of Closing (a) from Paul Hastings LLP, special counsel for the Company and the Closing Guarantors, covering the matters set forth in Exhibit 4.5(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Morgan, Lewis & Bockius LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.5(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.6
Purchase Permitted by Applicable Law, etc.

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Exhibit 10.14

On the date of Closing, such Purchaser’s purchase of Notes to be purchased shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and

(c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.7
Sale of Other Notes.

Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it as specified in Schedule A.

4.8
Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.5 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.9
Private Placement Numbers.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

4.10
Changes in Corporate Structure.

Neither the Company, nor any Closing Guarantor, shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.11
Funding Instructions.

At least three Business Days prior to the date of Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes to be issued.

4.12
Second Amended and Restated Intercreditor Agreement.

The Company shall have delivered to the Purchasers’ special counsel on or before the date of Closing a fully executed copy of the Second Amended and Restated Intercreditor Agreement.

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4.13
Revolving Facility.

The Company shall have delivered to the Purchasers’ special counsel on or before the date of Closing, a fully executed copy of the Revolving Facility certified by a Responsible Officer as being true, correct and complete.

4.14
Woodward International Note Purchase Agreement.

The Company shall have delivered to the Purchasers’ special counsel on or before the date of Closing a fully executed copy of the 2016 Cross-Border Note Purchase Agreement and such agreement shall be, or concurrently with this Agreement shall be, in full force and effect.

4.15
Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Purchaser that:
5.1
Organization; Power and Authority.

Each of the Company and each Closing Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and each Closing Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. The Company has the corporate power and authority to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof, and each Closing Guarantor has the corporate power and authority to execute and deliver the Guaranty Agreement and to perform the provisions thereof.

5.2
Authorization, etc.

(a)
This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency,

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reorganization, moratorium or other similar laws affecting the enforcement of

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creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)
The Guaranty Agreement has been duly authorized by all necessary corporate action on the part of the Closing Guarantors, and the Guaranty Agreement constitutes a legal, valid and binding obligation of each Closing Guarantor enforceable against each Closing Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3
Disclosure.

The Company, through its agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, has delivered to each Purchaser a copy of an Investor Presentation, dated September 6, 2016 (the “Investor Presentation”), relating to the transactions contemplated hereby. The Investor Presentation fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Guaranty Agreement, the Investor Presentation and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company or the Closing Guarantors in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Guaranty Agreement, the Investor Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to September 14, 2016 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, there has been no change since September 30, 2015 in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

5.4
Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)
Schedule 5.4 contains (except as noted therein) complete and correct lists
(i)
of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Guarantor, (ii) of the Company’s Affiliates, other than Subsidiaries and Undisclosed Affiliates, and (iii) of the Company’s directors and senior officers.

(b)
All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by

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the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)
Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)
No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes, whether foreign or domestic) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5
Financial Statements; Material Liabilities.

The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6
Compliance with Laws, Other Instruments, etc.

(a)
The execution, delivery and performance by the Company of this Agreement and the Notes, and the execution, delivery and performance by the Closing Guarantors of the Guaranty Agreement, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum of association, articles of association, regulations, by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound,

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(ii)
conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary. All obligations under this Agreement are direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinated or junior in rank to any other unsecured Indebtedness of the Company.

(b)
All obligations under the Guaranty Agreement are direct and unsecured obligations of each Closing Guarantor ranking pari passu as against the assets of such Closing Guarantor with all other unsecured Indebtedness (actual or contingent) of such Closing Guarantor which is not expressed to be subordinated or junior in rank to any other unsecured Indebtedness of such Closing Guarantor.

5.7
Governmental Authorizations, etc.

Except with respect to applicable and routine securities laws filings required by the Exchange Act and the filing of a Form D under the Securities Act, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, or by the Closing Guarantors of the Guaranty Agreement, including any therefor required in connection with the obtaining of Euros to make payments under this Agreement, the Notes or the Guaranty Agreement and the payment of such Euros to Persons resident in the United States of America.

5.8
Litigation; Observance of Agreements, Statutes and Orders.

(a)
There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)
Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9
Taxes.

The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such

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returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. No Senior Financial Officer of the Company knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, national, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The United States Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended September 30, 2012.

5.10
Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11
Licenses, Permits, etc.

The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.12
Compliance with ERISA.

(a)
The Company and each ERISA Affiliate have operated and administered each Plan (which is not a Multiemployer Plan) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability for failure to comply with the provisions of Title I of ERISA or pursuant to Title IV of ERISA (other than for premium payments to the PBGC paid in a timely manner) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of

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the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)
The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the beginning of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value as of such determination date of the assets of such Plan allocable to such benefit liabilities by more than $13,000,000 in the case of any single Plan and by more than $17,000,000 in the aggregate for all Plans. The present value of the accrued benefit liabilities (whether or not vested) under each Non-

U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)
The Company and its ERISA Affiliates have not incurred (i) withdrawal liabilities under section 4201 or contingent withdrawal liabilities under section 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are Material.

(d)
The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)
The execution and delivery of this Agreement and the Guaranty Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to and not exempt from the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of the Purchasers’ representations in Section 6.3 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by the Purchasers.

(f)
All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-

U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

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Exhibit 10.14

5.13
Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 20 other Institutional Investors (as defined in clause (c) to the definition of such term), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction. For purposes of this Section 5.13 only, each reference to the Notes shall be deemed to include the Guaranty Agreement.

5.14
Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes hereunder for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15
Existing Indebtedness; Future Liens.

(a)
Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2016 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the aggregate principal amount of which exceeds $2,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)
Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening

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of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

(c)
Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as set forth in Schedule 5.15.

5.16
Foreign Assets Control Regulations, etc.

(a)
Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is the subject of any country based OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or to the Company’s knowledge, after making due inquiry, engaged in any activity now or in the past five years in violation of other applicable United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)
No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c)
Neither the Company nor any Controlled Entity (i) has been found in violation of or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is

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under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or

(iv)
has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)
(i) Neither the Company nor any Controlled Entity (A) has been convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (B) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (C) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (D) has been or is the target of sanctions imposed by the United Nations or the European Union;

(ii)
To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years and where to do so would have resulted in a violation of then-applicable Anti- Corruption Laws, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (A) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (B) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (C) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and

(iii)
No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

5.17
Status under Certain Statutes.

Neither the Company nor any Subsidiary is (a) required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, or (b)

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subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18
Environmental Matters.

(a)
Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)
Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)
Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)
All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.
REPRESENTATIONS OF THE PURCHASERS.

6.1
Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust fund’s property shall at all times be within such Purchaser’s or such pension or trust fund’s control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required, nor does it intend, to register the Notes.

6.2
Accredited Investor.

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Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.

6.3
Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)
the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Class Exemption (“PTE”) 95-60, as amended) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities (as defined by the NAIC Annual Statement) for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60, as amended) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)
the Source is a separate account of an insurance company that is maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)
the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, as amended or (ii) a bank collective investment fund, within the meaning of the PTE 91-38, as amended and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan (as defined in such PTEs) or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)
(i) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14, as amended (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), (ii) no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within

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the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM at the time of the purchase of the Notes hereunder, (iii) the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied,

(iv)
neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (v) (A) the identity of such QPAM and (B) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)
(i) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption),

(ii) the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, (iii) neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (iv) (A) the identity of such INHAM and (B) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)
the Source is a governmental plan, church plan that has not made an election under Section 410(d) of the Code, or a non-U.S. plan and the purchase does not violate any federal, state or other law that regulates its investment in the Notes; or

(g)
the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)
the Source does not include assets of any employee benefit plan, governmental plan, church plan that has not made an election under Section 410(d) of the Code, or non-U.S. Plan.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” “church plan,” and “separate account” shall, unless otherwise indicated, have the respective meanings assigned to such terms in section 3 of ERISA.

7.
INFORMATION AS TO COMPANY.

7.1
Financial and Business Information.

The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a)
Quarterly Statements -- within 60 days (or such shorter period as is 15 days

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greater than the period applicable to the filing of the Company’s Quarterly Report

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on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)
a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)
consolidated statements of earnings, shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance in all material respects with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10- Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.woodward.com) (such availability being referred to as “Electronic Delivery”);

(b)
Annual Statements -- within 100 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof after the end of each fiscal year of the Company, duplicate copies of

(i)
a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)
consolidated statements of earnings, shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been

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made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in all material respects in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c)
SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (other than a registration statement on Form S-8 and without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material, provided that the Company shall be deemed to have made such delivery of such materials if it shall have made timely Electronic Delivery thereof;

(d)
Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any written notice or taken any action with respect to a claimed Default hereunder or that any Person has given any notice or taken any action with respect to a claimed Default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)
ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)
with respect to any Plan subject to Title IV of ERISA, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)
the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)
any event, transaction or condition that could result in the incurrence

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of any liability by the Company or any ERISA Affiliate for failure to comply with the provisions of Title I of ERISA or pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

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(iv)
receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans.

(f)
Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any written notice to the Company or any Subsidiary from any Federal, national or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)
Major Credit Facility -- substantially concurrent with the transmission thereof, copies (unless otherwise delivered pursuant to the other provisions of this Section 7.1) of all financial statements, notices, reports and other information given by or on behalf of the Company or any of its Subsidiaries to the financial institutions party to any Major Credit Facility (excluding routine matters such as borrowing requests); and

(h)
Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Note.

7.2
Officer’s Certificate.

Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of a Note):

(a)
Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3, and Section 10.6 through Section 10.11, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of

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such Sections, and the calculation of the amount, ratio or percentage in existence as of the end of such period); and

(b)
Event of Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3
Visitation.

The Company shall permit the representatives of each holder of a Note that is an Institutional Investor:

(a)
No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)
Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.
PAYMENT AND PREPAYMENT OF THE NOTES.

8.1
Maturity.

As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on September 23, 2026.

8.2
Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all,

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or from time to time any part of, the Notes (but, in the case of a partial prepayment, in an amount

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Exhibit 10.14

not less than €1,000,000 of the aggregate principal amount of the Notes then outstanding), at 100% of the principal amount so prepaid, together with the interest so accrued to the date of prepayment, plus the applicable Make-Whole Amount determined for the prepayment date with respect to such principal amount, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.9, less any Net Gain with respect to any Swapped Note. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth in each case the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3
Prepayment Upon Change of Control.

(a)
Notice of Change of Control or Control Event; Offer to Prepay if Change of Control has Occurred. The Company will, within five (5) Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control or Control Event, give written notice of such Change of Control or Control Event to each holder of Notes. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in clause (b) of this Section 8.3 and shall be accompanied by the certificate described in clause (e) of this Section 8.3.

(b)
Offer to Prepay; Time for Payment. The offer to prepay Notes contemplated by clause (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in the case of this Section 8.3 only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). The Proposed Prepayment Date shall not be less than thirty (30) days and not more than sixty

(60) days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the forty-fifth (45th) day after the date of such offer).

(c)
Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least ten (10) calendar days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3, or to accept an offer as to all of the Notes held by the holder, within such time period, shall be deemed to constitute a rejection of such offer by such holder.
(d)
Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes together with interest on such Notes accrued to the date of prepayment, plus any Net Loss with respect to any Swapped

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Note and, subject to Section 8.9, less any Net Gain with respect to any Swapped Note, but without any Make-Whole Amount or penalty or premium of any kind. The prepayment shall be made on the Proposed Prepayment Date.

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(e)
Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date, (ii) that such offer is made pursuant to this Section 8.3, (iii) that the entire principal amount of each Note is offered to be prepaid together with any Net Loss with respect to any Swapped Note, but without any premium, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date, (v) that the conditions of this Section 8.3 required to be fulfilled prior to the giving of such notice have been fulfilled and (vi) in reasonable detail, the nature and date of the Change of Control.

8.4
Prepayment in Connection with an Asset Disposition.

(a)
Notice and Offer. In the event any Debt Prepayment Application is to be used at the election of the Company to make an offer (a “Transfer Prepayment Offer”) to prepay Notes pursuant to Section 10.3 of this Agreement (a “Debt Prepayment Transfer”), the Company will give written notice of such Debt Prepayment Transfer to each holder of Notes. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the Net Proceeds Amount in respect of such Debt Prepayment Transfer on a date specified in such notice (the “Transfer Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice, together with interest on the amount to be so prepaid accrued to the Transfer Prepayment Date. If the Transfer Prepayment Date shall not be specified in such notice, the Transfer Prepayment Date shall be the forty-fifth (45th) day after the date of such notice.
(b)
Acceptance and Payment. To accept such Transfer Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than twenty (20) days after the date of such written notice from the Company, provided, that failure to accept such offer in writing within twenty (20) days after the date of such written notice shall be deemed to constitute a rejection of the Transfer Prepayment Offer. If so accepted by any holder of a Note, such offered prepayment (equal to such holder’s Ratable Portion of the Net Proceeds Amount in respect of such Debt Prepayment Transfer) shall be due and payable on the Transfer Prepayment Date. Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Transfer Prepayment Date determined as of the date of such prepayment, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.9, less any Net Gain with respect to any Swapped Note, but without any Make-Whole Amount or penalty or premium of any kind. The prepayment shall be made on the Transfer Prepayment Date.

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(c)
Other Terms. Each offer to prepay the Notes pursuant to this Section 8.4 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (i) the Transfer Prepayment Date,

(ii) the Net Proceeds Amount in respect of the applicable Debt Prepayment Transfer, (iii) that such offer is being made pursuant to this Section 8.4 and Section 10.3 of this Agreement, (iv) the principal amount of each Note offered to be prepaid, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Transfer Prepayment Date, and (vi) in reasonable detail, the nature of the Asset Disposition giving rise to such Debt Prepayment Transfer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.

8.5
Allocation of Partial Prepayments of Notes.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.6
Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.9, less any Net Gain with respect to any Swapped Note and, and the Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.9, less any Net Gain with respect to any Swapped Note, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and

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cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7
Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes, except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder of Notes with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least fifteen (15) Business Days. If the holders of more than 30% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of Notes of such fact and the expiration date of such offer shall be extended by the number of days necessary to give each such remaining holders at least five (5) Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.8
Make-Whole Amount.

(a)
Make-Whole Amount with respect to Non-Swapped Notes. The term “Make-Whole Amount” mean, with respect to any Non-Swapped Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Non-Swapped Note, over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount with respect to any Non- Swapped Note, the following terms have the following meanings:

“Called Principal” means, with respect to any Non-Swapped Note, the principal of such Non-Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Non-Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Non-Swapped Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Implied Rate Euro Yield” means, with respect to the Called Principal of any Non-Swapped Note, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the

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display designated as “Page PXGE” on Bloomberg Financial Markets (or such other display as may replace “Page PXGE” on Bloomberg Financial Markets) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized German Bund Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark German Bund with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark German Bund with the maturity closest to and less than the Remaining Average Life of such Called Principal. The Implied Rate Euro Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Non-Swapped Note.

“Non-Swapped Note” means any Note other than a Swapped Note. “Recognized German Bund Market Makers” means two internationally recognized dealers of German Bunds reasonably selected by the Required Holders (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).

“Reinvestment Yield” means the Applicable Percentage plus the Implied Rate Euro Yield. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Non-Swapped Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Non-Swapped Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under such Non-Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

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“Settlement Date” means, with respect to the Called Principal of any Non-Swapped Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

(b)
Make-Whole Amount with respect to Swapped Notes. The term “Make- Whole Amount” means, with respect to any Swapped Note, an amount equal to the excess, if any, of the Swapped Note Discounted Value with respect to the Swapped Note Called Notional Amount related to such Swapped Note over such Swapped Note Called Notional Amount, provided that the Make-Whole Amount may in no event be less than zero. All payments of Make-Whole Amount in respect of any Swapped Note shall be made in Dollars. For the purposes of determining the Make-Whole Amount, Net Loss, Net Gain or Swap Breakage Amount with respect to any Swapped Note, the following terms have the following meanings:

“New Swap Agreement” means any cross-currency swap agreement pursuant to which the holder of a Swapped Note is to receive payment in Dollars and which is entered into in full or partial replacement of an Original Swap Agreement as a result of such Original Swap Agreement having terminated for any reason other than a non-scheduled prepayment or a repayment of such Swapped Note prior to its scheduled maturity. The terms of a New Swap Agreement with respect to any Swapped Note do not have to be identical to those of the Original Swap Agreement with respect to such Swapped Note. Any holder of a Swapped Note that enters into, assumes or terminates a New Swap Agreement shall within a reasonable period of time thereafter deliver to the Company a copy of the confirmation, assumption, novation or termination related thereto.

“Original Swap Agreement” means, with respect to any Swapped Note,

(x) a cross-currency swap agreement and annexes and schedules thereto (an “Initial Swap Agreement”) that is entered into on an arm’s length basis by the original purchaser of such Swapped Note (or any affiliate thereof) in connection with the execution of this Agreement and the purchase of such Swapped Note and relates to the scheduled payments by the Company of interest and principal on such Swapped Note, under which the holder of such Swapped Note is to receive payments from the counterparty thereunder in Dollars and which is more particularly described on Schedule 8.8 hereto, (y) any Initial Swap Agreement that has been assumed by or novated to (without any waiver, amendment, deletion or replacement of any material economic term or provision thereof) a holder of a Swapped Note in connection with a transfer of such Swapped Note and (z) any Replacement Swap Agreement; and a “Replacement Swap Agreement” means, with respect to any Swapped Note, a cross-currency swap agreement and annexes and schedules thereto with payment terms and provisions (other than a reduction in notional amount, if applicable) identical to those of the Initial Swap Agreement with respect to such Swapped Note that is entered into on an arm’s length basis by the holder of such Swapped Note in full or partial replacement (by amendment, modification or otherwise) of such Initial Swap Agreement (or any subsequent

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Replacement Swap Agreement) in a notional amount not exceeding the outstanding principal amount of such Swapped Note following a non-scheduled prepayment or a repayment of such Swapped Note prior to its scheduled maturity. Any holder of a Swapped Note that enters into, assumes or terminates an Initial Swap Agreement or Replacement Swap Agreement shall within a reasonable period of time thereafter deliver to the Company a copy of the confirmation, assumption, novation or termination related thereto.

“Swap Agreement” means, with respect to any Swapped Note, an Original Swap Agreement or a New Swap Agreement, as the case may be.

“Swapped Note” means any Note that as of the date of the Closing for such Note is subject to a Swap Agreement. A “Swapped Note” shall no longer be deemed a “Swapped Note” at such time as the related Swap Agreement ceases to be in force in respect thereof.

“Swapped Note Called Notional Amount” means, with respect to any Swapped Note Called Principal of any Swapped Note, the payment in Dollars due to the holder of such Swapped Note under the terms of the Swap Agreement to which such holder is a party, attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date, provided that if such Swap Agreement is not an Initial Swap Agreement, then the “Swapped Note Called Notional Amount” in respect of such Swapped Note shall not exceed the amount in Dollars which would have been due to the holder of such Swapped Note under the terms of the Initial Swap Agreement to which such holder was a party (or if such holder was never party to an Initial Swap Agreement, then the last Initial Swap Agreement to which the most recent predecessor in interest to such holder as a holder of such Swapped Note was a party), attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date.

“Swapped Note Called Principal” means, with respect to any Swapped Note, the principal of such Swapped Note that is to be prepaid pursuant to Section 8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Swapped Note Discounted Value” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note that is to be prepaid pursuant to Section 8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires, the amount obtained by discounting all Swapped Note Remaining Scheduled Swap Payments corresponding to the Swapped Note Called Notional Amount of such Swapped Note from their respective scheduled due dates to the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Swapped Note is payable) equal to

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the Swapped Note Reinvestment Yield with respect to such Swapped Note Called Notional Amount.

“Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Swapped Note Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yield(s)” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Swapped Note Remaining Average Life and (2) closest to and less than such Swapped Note Remaining Average Life.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Swapped Note Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Swapped Note Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Swapped Note Remaining Average Life.

The Swapped Note Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Swapped Note.

“Swapped Note Remaining Average Life” means, with respect to any Swapped Note Called Notional Amount, the number of years (calculated to the

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nearest one-twelfth year) obtained by dividing (x) such Swapped Note Called Notional Amount into (y) the sum of the products obtained by multiplying (1) the principal component of each Swapped Note Remaining Scheduled Swap Payment with respect to such Swapped Note Called Notional Amount by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount and the scheduled due date of such Swapped Note Remaining Scheduled Swap Payments.

“Swapped Note Remaining Scheduled Swap Payments” means, with respect to the Swapped Note Called Notional Amount relating to any Swapped Note, the payments due to the holder of such Swapped Note in Dollars under the terms of the Swap Agreement to which such holder is a party which correspond to all payments of the Swapped Note Called Principal of such Swapped Note corresponding to such Swapped Note Called Notional Amount and interest on such Swapped Note Called Principal (other than that portion of the payment due under such Swap Agreement corresponding to the interest accrued on the Swapped Note Called Principal to the Swapped Note Settlement Date) that would be due after the Swapped Note Settlement Date in respect of such Swapped Note Called Notional Amount assuming that no payment of such Swapped Note Called Principal is made prior to its originally scheduled payment date, provided that if such Swapped Note Settlement Date is not a date on which an interest payment is due to be made under the terms of such Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Swapped Note Settlement Date and required to be paid on such Swapped Note Settlement Date pursuant to Section 8 or Section 12.1.

“Swapped Note Settlement Date” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note Called Principal of any Swapped Note, the date on which such Swapped Note Called Principal is to be prepaid pursuant to Section 8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.9
Swap Breakage.

If any Swapped Note is prepaid pursuant to Section 8.2, Section 8.3, Section 8.4 or purchased pursuant to Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, then (a) any resulting Net Loss in connection therewith shall be reimbursed to the holder of such Swapped Note by the Company in Dollars upon any such prepayment or repayment of such Swapped Note and (b) any resulting Net Gain in connection therewith shall be deducted (i) from the Make-Whole Amount, if any, or any principal or interest to be paid to the holder of such Swapped Note by the Company upon any such prepayment of such Swapped Note pursuant to Section 8.2, Section 8.3, Section 8.4 or purchase pursuant to Section 8.7 or (ii) from the Make-Whole Amount, if any, to be paid to the holder of such Swapped Note by the Company upon any such repayment of such Swapped Note pursuant to Section 12.1, provided that, in either case, the Make-Whole Amount in respect of such Swapped

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Note may in no event be less than zero. Each holder of a Swapped Note shall be responsible for calculating its own Net Loss or Net Gain, as the case may be, and Swap Breakage Amount in Dollars upon the prepayment or repayment of all or any portion of such Swapped Note, and such calculations as reported to the Company in reasonable detail shall be binding on the Company absent demonstrable error. Each holder of a Swapped Note agrees that two Business Days prior to any prepayment of such Swapped Note pursuant to Section 8.2, Section 8.3 or Section 8.4, or any purchase of such Swapped Note pursuant to Section 8.7, such holder will notify the Company of the estimated Net Loss or Net Gain, as the case may be, and Swap Breakage Amount in Dollars due in connection with such prepayment or purchase (calculated as if the date of such notice were the date of the prepayment or purchase).

As used in this Agreement with respect to any Swapped Note that is prepaid or accelerated: “Net Loss” means the amount, if any, by which the Swapped Note Called Notional Amount exceeds the sum of (x) the Swapped Note Called Principal plus (or minus in the case of an amount paid) (y) the Swap Breakage Amount received (or paid) by the holder of such Swapped Note; and “Net Gain” means the amount, if any, by which the Swapped Note Called Notional Amount is exceeded by the sum of (x) the Swapped Note Called Principal plus (or minus in the case of an amount paid) (y) the Swap Breakage Amount received (or paid) by such holder. For purposes of any determination of any “Net Loss” or “Net Gain,” the Swapped Note Called Principal shall be determined by the holder of the affected Swapped Note by converting Euros into Dollars at the current Euro/Dollar exchange rate, in each case, as determined as of 10:00 A.M. (New York City time) on the day such Swapped Note is prepaid or accelerated as indicated on the applicable screen of Bloomberg Financial Markets or the Reuters Screen, respectively, and any such calculation shall be reported to the Company in reasonable detail and shall be binding on the Company absent demonstrable error.

As used in this Agreement, “Swap Breakage Amount” means, with respect to the Swap Agreement associated with any Swapped Note, in determining the Net Loss or Net Gain, the Dollar amount that would be received (in which case the Swap Breakage Amount shall be positive) or paid (in which case the Swap Breakage Amount shall be negative) by the holder of such Swapped Note as if such Swap Agreement had terminated due to the occurrence of an event of default or an early termination under the ISDA 1992 Multi-Currency Cross Border Master Agreement or ISDA 2002 Master Agreement, as applicable (the “ISDA Master Agreement”); provided, however, that if such holder (or its predecessor in interest with respect to such Swapped Note) was, but is not at the time, a party to an Original Swap Agreement but is a party to a New Swap Agreement, then the Swap Breakage Amount shall mean the lesser of (x) the gain or loss (if any) which would have been received or incurred (by payment, through off-set or netting or otherwise) by the holder of such Swapped Note under the terms of the Original Swap Agreement (if any) in respect of such Swapped Note to which such holder (or any affiliate thereof) was a party (or if such holder was never a party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of a Swapped Note was a party) and which would have arisen as a result of the payment of the Swapped Note Called Principal on the Swapped Note Settlement Date and (y) the gain or loss (if any) actually received or incurred by the holder of such Swapped Note, in connection with the payment of such Swapped Note Called Principal on the Swapped Note Settlement Date, under the terms of the New Swap Agreement to which such holder (or any affiliate thereof) is a party. The holder of such Swapped Note will make all calculations related

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to the Swap Breakage Amount in good faith and in accordance with its customary practices for calculating such amounts under the ISDA Master Agreement pursuant to which such Swap Agreement shall have been entered into and assuming for the purpose of such calculation that there are no other transactions entered into pursuant to such ISDA Master Agreement (other than such Swap Agreement).

The Swap Breakage Amount shall be payable in Dollars.

8.10
Interest Rate.

Each Note shall bear interest on the outstanding principal amount thereof at the Applicable Rate for such Note and such interest shall be payable as set forth in the applicable Note until the principal amount of such Note in respect of which such interest shall have accrued shall become due and payable, all as more particularly set forth in such Note.

9.
AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

9.1
Compliance with Law.

Without limiting Section 10.5, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act, Environmental Laws and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case, to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2
Insurance.

The Company will, and will cause each of the Guarantors to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3
Maintenance of Properties.

The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

any Subsidiary from discontinuing the operation and the maintenance of any of its properties

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4
Payment of Taxes and Claims.

The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that (a) neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) neither the Company nor any Subsidiary need file any such tax return or pay any such tax, assessment, charge, levy or claim if the nonfiling of such tax returns and the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5
Corporate Existence, etc.

Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.3, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6
Books and Records.

The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

9.7
Ranking of Obligations.

The Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, with all other unsecured unsubordinated Indebtedness of the Company. The Company will ensure that each Guarantor’s payment obligations under the Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured unsubordinated Indebtedness of such Guarantor.

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

9.8
Guaranty by Subsidiaries; Liens.
(a)
If at any time, pursuant to the terms and conditions of any Major Credit Facility, any existing or newly acquired or formed Subsidiary of the Company becomes obligated as a guarantor or obligor under such Major Credit Facility, the Company will, at its sole cost and expense, cause such Subsidiary to concurrently therewith become a Guarantor in respect of this Agreement and the Notes, and within ten (10) Business Days thereafter will deliver to each of the holders of the Notes the following items:

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

(i)
an executed supplement to the Guaranty Agreement in the form of Exhibit A thereto (a “Guaranty Supplement”);

(ii)
such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Guaranty Supplement; and

(iii)
an opinion of counsel to the Company and such Subsidiary in form and substance satisfactory to the Required Holders to the effect that (x) such Guaranty Supplement has been duly authorized, executed and delivered by such Subsidiary, (y) the Guaranty Agreement as supplemented by such Guaranty Supplement constitutes the legal, valid and binding contract and agreement of such Subsidiary, enforceable in accordance with its terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles) and (z) the execution, delivery and performance by such Subsidiary of such Guaranty Supplement do not (A) violate any law, rule or regulation applicable to such Subsidiary, or (B) (1) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien not permitted by Section 10.6 or (2) conflict with or result in any breach of any of the provisions of or constitute a default under (I) the provisions of the charter, bylaws, certificate of formation, operating agreement or other constitutive documents of such Subsidiary, or (II) any agreement or other instrument to which such Subsidiary is a party or by which such Subsidiary may be bound;

provided, that notwithstanding anything contained in this Section 9.8(a) to the contrary, the Company shall be under no obligation to (but may in its sole discretion) require any Foreign Subsidiary to become a Guarantor in respect of this Agreement and the Notes to the extent such Foreign Subsidiary’s obligations under all Major Credit Facilities consist solely of direct borrowings solely to such Foreign Subsidiary (a “Foreign Borrowing”) or guaranties of a Foreign Borrowing by another Foreign Subsidiary.

(b)
If at any time, pursuant to the terms and conditions of all of the Major Credit Facilities, any Guarantor is discharged and released from its Guaranty of Indebtedness under all of the Major Credit Facilities and (i) such Guarantor is not a co- obligor under any of the Major Credit Facilities and (ii) the Company will have delivered to each holder of Notes an Officer’s Certificate certifying that (x) the condition specified in clause (i) above has been satisfied and (y) immediately preceding the release of such

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

Guarantor from the Guaranty Agreement and after giving effect thereto, no Default or Event of Default will have existed or would exist, then, upon receipt by the holders of Notes of such Officer’s Certificate, such Guarantor will be discharged and released, automatically and without the need for any further action, from its obligations under the Guaranty Agreement; provided that, if in connection with any release of a Guarantor from its Guaranty of Indebtedness under any Major Credit Facility any fee or other consideration (excluding, for the avoidance of doubt, any repayment of the principal or interest under any Major Credit Facility in connection with such release) is paid or given to any holder of Indebtedness under such Major Credit Facility in connection with such release, each holder of a Note shall receive equivalent consideration on a pro rata basis in connection with such Guarantor’s release from the Guaranty Agreement. Without limiting the foregoing, for purposes of further assurance, each of the holders of the Notes agrees to provide to the Company and such Guarantor, if reasonably requested by the Company or such Guarantor and at the Company’s expense, written evidence of such discharge and release signed by such holder.

(c)
If at any time, pursuant to the terms and conditions of any Major Credit Facility, the Company or any of its Subsidiaries are required to or elect to grant Liens on any of their assets to secure the Indebtedness evidenced by such Major Credit Facility, the Company will, at its sole cost and expense, grant, or cause such Subsidiary to grant, Liens on such assets (other than the Capital Stock of a Foreign Subsidiary if the pledge of such Capital Stock would result in adverse tax consequences to the Company or such Subsidiary not also caused by the grant of such Lien in respect of such Major Credit Facility) in favor of the holders of the Notes (or in favor of a collateral agent reasonably acceptable to the Required Holders for the benefit of the holders of the Notes), and within ten (10) Business Days thereafter will deliver to each of the holders of the Notes the following items:

(i)
such security documents as the Required Holders deem reasonably necessary or advisable to grant to the holders of Notes (or such collateral agent for the benefit of the holders of Notes) a perfected first priority security interest to (or for the benefit of) the holders of Notes;

(ii)
such documents and evidence with respect to such Liens as the Required Holders may reasonably request in order to establish the existence and priority of such Liens and the authorization of the transactions contemplated by such security documents; and

(iii)
an opinion of counsel to the Company or such Subsidiary in form and substance satisfactory to the Required Holders to the effect that (x) such security documents have been duly authorized, executed and delivered by the Company or such Subsidiary, (y) such security documents constitute the legal, valid and binding contract and agreement of the Company or such Subsidiary, enforceable in accordance with their terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles) and (z) the execution, delivery and

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Exhibit 10.14

performance by the Company or such Subsidiary of such security documents do not violate (A) any law, rule or regulation applicable to the Company or such Subsidiary, or (B)(1) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien not permitted by Section 10.6 or (2) conflict with or result in any breach of any of the provisions of or constitute a default under (I) the provisions of the charter, bylaws, certificate of formation, operating agreement or other constitutive documents of the Company or such Subsidiary, or (II) any agreement or other instrument to which the Company or such Subsidiary is a party or by which such Subsidiary may be bound;

(d)
If at any time, pursuant to the terms and conditions of any Major Credit Facility, Liens granted by the Company or any Subsidiary are released under all of the Major Credit Facilities and the Company will have delivered to each holder of Notes an Officer’s Certificate certifying that immediately preceding the release of such Liens and after giving effect thereto, no Default or Event of Default will have existed or would exist, then, upon receipt by the holders of Notes of such Officer’s Certificate, such Liens in favor of the holders of Notes will be discharged and released, automatically and without the need for any further action; provided that, if in connection with any release of such Liens under any Major Credit Facility any fee or other consideration (excluding, for the avoidance of doubt, any repayment of the principal or interest under any Major Credit Facility in connection with such release) is paid or given to any holder of Indebtedness under such Major Credit Facility in connection with such release, each holder of a Note shall receive equivalent consideration on a pro rata basis in connection with such release of Liens securing the Indebtedness evidenced by this Agreement and the Notes. Without limiting the foregoing, for purposes of further assurance, each of the holders of the Notes agrees to provide to the Company, if reasonably requested by the Company and at the Company’s expense, written evidence of such discharge and release signed by such holder (or the collateral agent appointed by the holders of Notes).

9.9
Intercreditor Agreement.

If at any time, pursuant to the terms and conditions of any Major Credit Facility, (a) Subsidiaries of the Company are required to provide a Guaranty of the Company’s Indebtedness under such Major Credit Facility and such Subsidiaries are required to become a Guarantor in respect of this Agreement and the Notes or (b) the Company or any of its Subsidiaries are required to grant Liens on any of their assets to secure the Indebtedness evidenced by any Major Credit Facility or any guaranty thereof, and the Company or such Subsidiaries are required to grant Liens to secure the Indebtedness evidenced by this Agreement and the Notes, then the Company will, concurrently with the execution thereof or the granting of such Guaranties and/or Liens, cause the lenders under such Major Credit Facility to enter into, and the holders of Notes hereby agree to enter into, an intercreditor agreement in form and substance (including, without limitation, as to the sharing of recoveries and set offs) reasonably satisfactory to the Required Holders (the “Intercreditor Agreement”) with the holders of Notes, or enter into a joinder agreement to such Intercreditor Agreement in form and substance reasonably satisfactory to the Required Holders (it being acknowledged and agreed that the Second Amended and Restated Intercreditor Agreement is in form and substance satisfactory to the Required Holders with

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

respect to the granting of Guaranties). Within ten (10) Business Days following the execution of any such Intercreditor Agreement (or any joinder thereto), the Company will deliver an executed copy thereof to each holder of Notes.

10.
NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

10.1
Transactions with Affiliates.

The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or group of related transactions which collectively are Material (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course of business or pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and, in each case, upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.2
Merger, Consolidation, etc.

The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (except that, so long as no Default or Event of Default exists or would result therefrom, a Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, the Company, another Subsidiary, or any other Person that will become, and in fact becomes, a Subsidiary immediately following the consummation of such merger, consolidation, conveyance, transfer or lease, so long as in each case involving a Guarantor, the survivor of such merger or consolidation or the transferee of such assets shall have assumed such Guarantor’s obligations under the Guaranty Agreement (and to the extent the Guarantor is not the survivor or transferee, the Company shall cause the successor thereto to comply with clauses (a) and (b) of this Section 10.2 as if the Successor Company (as defined below) were the successor to such Guarantor) and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.3), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

(a)
the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Company”), will be a solvent corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b)
if the Company is not the Successor Company, such Successor Company will have executed and delivered to each holder of Notes its assumption of the due and punctual

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company will have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles);

(c)
immediately after giving effect to such transaction:

(i)
no Default or Event of Default would exist, and

(ii)
the Successor Company would be permitted by the provisions of Section 10.8 hereof to incur at least $1.00 of additional Indebtedness (determined on a pro forma basis based upon EBITDA for the four (4) fiscal quarter period most recently ended for which financial statements have been provided to holders of Notes); and

(d)
each Guarantor confirms in writing its obligations under and pursuant to the Guaranty Agreement;

provided, however, that no such conveyance, transfer or lease of all or substantially all of the assets of the Company will have the effect of releasing the Company (or any Successor Company) from its liability under this Agreement or the Notes, or of releasing any Guarantor (or any successor) from its liability under the Guaranty Agreement.

10.3
Sale of Assets.

Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

(a)
in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary; and

(b)
immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist and the Company would be permitted by the provisions of Section 10.8 hereof to incur at least $1.00 of additional Indebtedness (determined on a pro forma basis based upon EBITDA for the four (4) fiscal quarter period most recently ended for which financial statements have been provided to holders of Notes); and

(c)
immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring during the then current fiscal year of the Company, would not exceed an amount equal to 15% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal

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DB3/ 201074078.7

Exhibit 10.14

year of the Company.

If the Net Proceeds Amount from any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.3 as of any date, shall be deemed not to be an Asset Disposition as of the date of such application.

10.4
Line of Business.

The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Investor Presentation.

10.5
Terrorism Sanctions Regulations.

The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any Affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions.

10.6
Liens.

The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, except:

(a)
Permitted Liens; and

(b)
Liens in addition to those permitted by clause (a) of this Section 10.6, provided that at the time of incurrence of such other Liens and after giving effect thereto,

(i) the total amount of Indebtedness secured by Liens pursuant to this clause (b) at no time exceeds an amount equal to 15% of Consolidated Net Worth and (ii) the Company is in compliance with the terms of Section 10.9.

10.7
Minimum Interest Coverage Ratio.

The Company will not permit, as of the end of each fiscal quarter, beginning with the fiscal quarter ending September 30, 2025, the ratio of (a) EBITDA to (b) Interest Expense, in each case

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

for the period of four (4) consecutive fiscal quarters ending on the end of such fiscal quarter, to be less than 2.00 to 1.00.”

10.8
Maximum Leverage Ratio.

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

The Company and its consolidated Subsidiaries will not permit the ratio (the “Leverage Ratio”) of (a) (x) at any time the numerator of the leverage ratio covenant set forth in each Applicable Major Credit Facility is Consolidated Total Net Debt, Consolidated Total Net Debt, or (y) at any other time, Net Indebtedness to (b) EBITDA to be greater than (x) 4.0 to 1.0 during any Material Acquisition Period or (y) 3.5 to 1.0 at any other time. The Leverage Ratio will be calculated, in each case, determined as of the last day of each fiscal quarter of the Company based upon (i) for Net Indebtedness or Consolidated Total Net Debt (as applicable), Net Indebtedness or Consolidated Total Net Debt (as applicable) as of the last day of such fiscal quarter; and (ii) for EBITDA, the actual amount for the four (4) fiscal quarter period ending on such date.

10.9
Priority Debt.

The Company will not at any time permit Priority Debt to exceed 15% of Consolidated Total Assets (determined as of the then most recently ended fiscal quarter of the Company).

10.10
Subsidiary Debt.

The Company will not at any time permit any Subsidiary to, create, incur, assume, guaranty, permit to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than:

(a)
Indebtedness of a Subsidiary outstanding as of June 30, 2016 as described on Schedule 5.15 and any extension, renewal or refunding thereof if the principal amount thereof is not increased in connection with such extension, renewal or refunding;

(b)
Indebtedness of a Subsidiary owed to the Company or a Wholly-Owned Subsidiary;

(c)
Guaranties by a Subsidiary of Indebtedness of another Subsidiary that is otherwise permitted under the terms of this Agreement;

(d)
Indebtedness evidenced by (i) any Guaranty Agreement (as the same may be supplemented from time to time by any Guaranty Supplement) or (ii) any Guaranty of any Major Credit Facility so long as such Subsidiary has executed and delivered a Guaranty Agreement and the Company has complied with the provisions of Section 9.8 and Section 9.9;

(e)
Indebtedness of a Subsidiary in connection with a Permitted Receivables Securitization program permitted pursuant to Section 10.11;

(f)
Indebtedness of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary provided that (i) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (ii) immediately after such Subsidiary becomes a Subsidiary no Default or Event of Default shall exist, and provided, further, that such Indebtedness may not be extended, renewed or refunded except as otherwise permitted by this Agreement; and

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

(g)
additional Indebtedness of a Subsidiary; provided that on the date the

Subsidiary incurs or otherwise becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the application of the proceeds thereof,

(i) no Default or Event of Default shall exist;

(ii) such Indebtedness can be incurred within the applicable limitations provided in Sections 10.8 and 10.9; and

(iii) the total amount of all Indebtedness permitted under this Section 10.10(g) at no time exceeds an amount equal to 15% of Consolidated Total Assets (determined as of the then most recently ended fiscal quarter of the Company).

10.11
Permitted Receivables Securitization Program.

The Company will not, and will not permit any Subsidiary to, sell any Securitization Assets pursuant to a Permitted Receivables Securitization program or otherwise unless (a) immediately before and after giving effect to such sale, no Default or Event of Default exists, (b) after giving effect to such sale, the aggregate outstanding face amount of Securitization Assets sold by the Company or a Subsidiary pursuant to a Permitted Receivables Securitization program does not exceed $200,000,000 (or its equivalent in other currencies) and (c) immediately after giving effect to such sale, the Company would be permitted by the provisions of Section 10.8 hereof to incur at least $1.00 of additional Indebtedness (determined on a pro forma basis based upon EBITDA for the four (4) fiscal quarter period most recently ended for which financial statements have been provided to holders of Notes).

11.
EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)
the Company defaults in the payment of any principal, Make-Whole Amount or Net Loss with respect to any Swapped Note, if any, on any Note or any Guarantor defaults in the payment under the Guaranty Agreement when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)
the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or

(c)
the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or

(d)
the Company defaults in the performance of or compliance with any term

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)
(i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Guarantor or by any officer of such Guarantor in any Guaranty Agreement or any writing furnished in connection with such Guaranty Agreement proves to have been false or incorrect in any material respect on the date as of which made; or

(f)
(i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make- whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $60,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any Material Covenant of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $60,000,000, and as a consequence of such default such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $60,000,000 or any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least

$60,000,000, or (y) one or more Persons have the right to require the Company or any Significant Subsidiary so to purchase or repay such Indebtedness as a result of a default in the performance of or compliance with any Material Covenant by the Company or any Significant Subsidiary; or

(g)
the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with

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Exhibit 10.14

respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)
a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within sixty (60) days; or

(i)
a final judgment or judgments for the payment of money aggregating in excess of $60,000,000 are rendered against one or more of the Company and its Significant Subsidiaries (except to the extent covered by independent third party insurance as to which the insurer has acknowledged coverage) and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

(j)
if (i) any Plan subject to Title IV of ERISA or Section 412 of the Code shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan subject to Title IV of ERISA shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified in writing the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans (other than Multiemployer Plans) subject to Title IV of ERISA, determined in accordance with Title IV of ERISA, shall exceed $60,000,000, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability for the failure to comply with the provisions of Title I of ERISA or pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k)
(i) a default shall occur under the Guaranty Agreement and such default shall continue beyond the period of grace, if any, allowed with respect thereto or (ii) except as expressly permitted under Section 9.8(b), the Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever with respect to one or more Guarantors, including, without limitation, a determination by any Governmental Authority or court that such agreement is invalid, void or unenforceable with respect to one or more Guarantors or any Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Guaranty Agreement.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.
REMEDIES ON DEFAULT, ETC.

12.1
Acceleration.

(a)
If an Event of Default with respect to the Company or any Guarantor described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)
If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)
If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate upon the occurrence and during the continuance of an Event of Default), (y) the applicable Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), as applicable, and (z) any Net Loss with respect to any Swapped Note and, subject to Section 8.9, less the amount of any Net Gain with respect to any Swapped Note shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, if any, by

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

the Company if the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2
Other Remedies.

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3
Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount and/or Net Loss with respect to any Swapped Note, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount and/or Net Loss with respect to any Swapped Note, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4
No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Guaranty Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.
REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1
Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2
Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than €100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than €100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3.

The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.

13.3
Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)
in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

original Purchaser or another holder of a Note with a minimum net worth of at least

$50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)
in the case of mutilation, upon surrender and cancellation thereof,

within fifteen (15) Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.
PAYMENTS ON NOTES.

14.1
Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount and/or Net Loss with respect to any Swapped Note, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2
Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount and/or Net Loss with respect to any Swapped Note, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other commercially reasonable method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

14.3
FATCA Information.

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section

14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential

15.
EXPENSES, ETC.

15.1
Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Guaranty Agreement and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $5,000.

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

15.2
Certain Taxes.

The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or by the Guaranty Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder

15.3
Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Guaranty Agreement or the Notes, and the termination of this Agreement or the Guaranty Agreement.

16.
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Guarantor pursuant to this Agreement or the Guaranty Agreement shall be deemed representations and warranties of the Company or such Guarantor under this Agreement or the Guaranty Agreement, as applicable. Subject to the preceding sentence, this Agreement, the Notes and the Guaranty Agreement embody the entire agreement and understanding between each Purchaser, the Company and the Guarantors and supersede all prior agreements and understandings relating to the subject matter hereof.

17.
AMENDMENT AND WAIVER.

17.1
Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, or the Net Loss, Net Gain or Swap Breakage Amount with respect to any Swapped Note, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17, 20 or 22.9. No Guarantor may be released from the Guaranty Agreement without the written consent of the holder of each Note at the time outstanding (other than in compliance with Section 9.8(b)). For purposes of Section 10 of the Intercreditor Agreement, the Required Holders shall constitute the requisite number of holders of Notes required under this Agreement to approve an amendment to or waiver of any provision of the Intercreditor Agreement or to consent to a departure by any Lender (as defined in the Intercreditor Agreement) therefrom. For purposes of Section 16 of the Intercreditor Agreement, (x) each of the holders of the Notes shall constitute the requisite parties under this Agreement to whom a Joinder Agreement (as defined in the Intercreditor Agreement) shall be executed and delivered by any New Creditor (as defined in the Intercreditor Agreement) and (y) with respect to the proviso to the first sentence of such Section 16, if any default, event of default or event of termination has occurred and is continuing under any of the Revolving Credit Agreement, the 2008 Note Agreement, the 2009 Note Agreement or any other applicable Financing Agreement (each such term as defined in the Intercreditor Agreement), the Required Holders shall constitute the requisite number of holders of Notes required under this Agreement to approve the addition of any other New Creditor (as defined in the Intercreditor Agreement).

17.2
Solicitation of Holders of Notes.

(a)
Solicitation. The Company will provide each holder of a Note (irrespective of the amount of the Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Guaranty Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or the Guaranty Agreement to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)
Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any the Guaranty Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)
Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or the Guaranty Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any Affiliate or (iii)

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case, in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

17.3
Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 17 or the Guaranty Agreement applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or the Guaranty Agreement shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4
Notes Held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Guaranty Agreement or the Notes, or have directed the taking of any action provided herein or in the Guaranty Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.
NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)
if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)
if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)
if to the Company, to the Company at its address set forth at the

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.
REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.
CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or any holder of a Note by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, at the time of effectiveness of this Agreement, this Section 20 shall supersede any such other confidentiality undertaking, but only to the extent such undertakings are inconsistent.

21.
SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22.
MISCELLANEOUS.

22.1
Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of

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the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder (other than in connection with any transfer permitted under Section 10.2). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

22.2
Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.6 that the notice of any prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make- Whole Amount, Net Loss with respect to any Swapped Note or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3
Accounting Terms.

(a)
All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(b)
If the Company notifies the holders of Notes that, in the Company’s reasonable opinion, or if the Required Holders notify the Company that, in the Required Holders’ reasonable opinion, as a result of changes in GAAP from time to time (“Subsequent Changes”), any of the covenants contained in Sections 10.6 through 10.10, or any of the defined terms used therein no longer apply as intended such that such covenants are materially more or less restrictive to the Company than are such covenants immediately prior to giving effect to such Subsequent Changes, the Company and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms so as to negate such Subsequent Changes, or to establish alternative covenants or defined terms. Until the Company and the Required Holders so expressly agree to reset, amend or establish alternative covenants or defined terms, the covenants contained in

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Sections 10.6 through 10.10, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Changes shall not have occurred (“Static GAAP”).During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Company shall include relevant reconciliations in reasonable detail between GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2(a) during such period.

22.4
Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5
Construction, etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time..

22.6
Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties

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hereto.

22.7
Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

22.8
Jurisdiction and Process; Waiver of Jury Trial.
(a)
The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)
The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)
The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)
Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)
The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Guaranty Agreement the Notes or any other document

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executed in connection herewith or therewith.

22.9
Obligation to Make Payment in Euros.

Any payment on account of an amount that is payable hereunder or under the Notes in Euros which is made to or for the account of any holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligations of the Company under this Agreement or the Notes only to the extent of the amount of Euros which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Euros that could be so purchased is less than the amount of Euros originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

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Schedule B DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (other than transactions involving solely the Company and its Subsidiaries) (a) acquires all or substantially all of the assets of any firm, corporation, limited liability company or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of an entity which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include (a) any Person beneficially owning or holding, directly or indirectly, (i) 10% or more of any class of voting interests of the Company or any Subsidiary or (ii) non-voting equity interests of the Company or any Subsidiary if such Person’s non-voting equity interests in the Company or such Subsidiary comprise at least 10% of Consolidated Net Worth, and (b) any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, (i) 10% or more of any class of voting interests, or (ii) non-voting equity interests if the Company or such Subsidiary’s non-voting equity interests in such Person comprise at least 10% of the stockholders’ equity of such Person and its subsidiaries determined on a consolidated basis in accordance with GAAP. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Corruption Laws” is defined in Section 5.16(d).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Applicable Major Credit Facility” means a Major Credit Facility in respect of which the Company or any Guarantor is an obligor or otherwise provides a guarantee or other credit support.

“Applicable Percentage” in the case of a computation of the Make-Whole Amount for any purpose means 0.50% (50 basis points).

“Applicable Rate” means, with respect to any Note, (a) 1.87% per annum during any fiscal quarter following a fiscal quarter on the last day of which the Leverage Ratio is greater than 3.5 to

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1.0 and (b) 1.12% per annum at all other times.

“Asset Disposition” means any Transfer except:

(a)
any Transfer that is:

(i)
from a Subsidiary to the Company or another Subsidiary, and
(ii)
from the Company to a Subsidiary,

in each case so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists;

(b)
any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete, damaged, or worn-out; and

(c)
any Transfer made pursuant to a Permitted Receivables Securitization permitted pursuant to Section 10.11.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) other than as provided in clause (b) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or London, England are required or authorized to be closed and which is not a TARGET Settlement Day, and (b) for purposes of Section 8.8, any date which is both (i) any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed and (ii) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor thereto) is open for settlement of payments in Euros (a “TARGET Settlement Day”).

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligations” of a Person means the amount of the obligations of such Person under Capital Leases which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) evidencing ownership thereof, (c) in the case of a limited liability company, membership interests, (d) in the case of a partnership, partnership interests (whether general or limited) and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

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provided, however, that “Capital Stock” shall not include any debt securities convertible into equity securities prior to such conversion.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America and backed by the full faith and credit of the United States government; (b) domestic and Eurocurrency certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated BBB (or better) by S&P or Fitch or Baa (or better) by Moody’s), and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (c) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated BBB (or better) by S&P or Fitch or Baa (or better) by Moody’s); and (d) commercial paper of United States of America and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial, industrial or utility companies which, at the time of acquisition, are rated A-2 (or better) by S&P, P-2 (or better) by Moody’s, or F-2 (or better) by Fitch; provided that the maturities of such Cash Equivalents (other than as described in clause (c) above) shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof.

“Change of Control” shall be deemed to have occurred if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date hereof) or persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date hereof), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company’s voting stock.

“Closing” is defined in Section 3.1.

“Closing Guarantors” is defined in Section 2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Confidential Information” is defined in Section 20.

“Consolidated Net Worth” means the stockholders’ equity of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Net Debt” means, as of any date of determination, the excess, if any, of (a) the aggregate principal amount of the types of Indebtedness described in clauses (a), (b), (d), (e) and (g) of the definition of “Indebtedness” of the Company and its Subsidiaries and, without duplication, Contingent Obligations of the Company and its Subsidiaries in respect of such

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Indebtedness of other Persons over (b) the Unrestricted Domestic Cash Amount as of such date.

“Contingent Obligation”, as applied to any Person, means any Contractual Obligation, contingent or otherwise, providing for the guaranty of, or having the same economic effect as providing a guaranty of, any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported in the case of known or recurring obligations and, in all other cases, the maximum reasonably anticipated liability in respect of the portion of the obligation so guarantied or otherwise supported; provided that Contingent Obligations shall not include endorsements for collection in the ordinary course of business.

“Contractual Obligation”, as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Control Event” means:

(a)
the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change of Control,

(b)
the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change of Control, or

(c)
the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date hereof) or persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date hereof) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change of Control.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or

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the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Debt Prepayment Application” means, with respect to any Transfer of property, the application by the Company of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Indebtedness (other than (a) Indebtedness owing to the Company, any of the Company’s Subsidiaries or any Affiliate of the Company and (b) Indebtedness in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Indebtedness the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Indebtedness), provided that in the course of making such application the Company shall offer to prepay each outstanding Note, in accordance with Section 8.4, in a principal amount which equals the Ratable Portion of such Note in respect of such Transfer. If any holder of a Note rejects such offer of prepayment, then, for purposes of the preceding sentence only, the Company and the applicable Subsidiary nevertheless will be deemed to have paid Senior Indebtedness in an amount equal to the Ratable Portion of the holder of such Note in respect of such Transfer.

“Debt Prepayment Transfer” is defined in Section 8.4(a).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest that is the greater of

(a)
2.00% per annum above the Applicable Rate with respect to such Note or (b) 2.00% per annum over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disposition Value” means, at any time, with respect to any property

(a)
in the case of property that does not constitute Subsidiary Equity Interests, the book value thereof, valued at the time of such disposition in good faith by the Company, and

(b)
in the case of property that constitutes Subsidiary Equity Interests, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such equity interests as is equal to the percentage that the book value of such Subsidiary Equity Interests represents of the book value of all of the outstanding equity interests of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such equity interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any

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security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the maturity date of the Notes.

“Dollars” or “$” means the lawful money of the United States of America.

“EBITDA” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Net Income, plus (b) Interest Expense to the extent deducted in computing Net Income, plus (c) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (d) depreciation expense to the extent deducted in computing Net Income, plus (e) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus (f) any unusual non-cash charges to the extent deducted in computing Net Income, plus (g) non-cash stock based compensation paid during such period to the extent deducted in computing Net Income plus (h) up to $5,000,000 per consecutive four fiscal quarter period in transaction fees, costs and expenses incurred in connection with the consummation of any acquisition permitted hereunder (or any such acquisition proposed and not consummated); provided, that any such fees, costs or expenses are paid within six (6) months of the date incurred; provided further that this clause (h) shall only be effective at any time that each Applicable Major Credit Facility includes such clause (and such clause is effective therein) and shall otherwise have no effect, plus (i) costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives or operating expense reductions and similar initiatives, integration, transition, and other restructuring costs, charges, accruals, reserves and expenses (including costs related to the closure or consolidation of facilities and curtailments, consulting and other professional fees, signing costs, retention or completion bonuses, executive recruiting costs, relocation expenses, severance payments and modifications to, or losses on settlement of, pension and post-retirement employee benefit plans); provided that the aggregate amount included in EBITDA pursuant to this clause (i) during any period shall not exceed 10% of EBITDA in the aggregate for any consecutive four fiscal quarter period calculated prior to giving effect to any adjustment pursuant to this clause (i); provided further that this clause (i) shall only be effective at any time that each Applicable Major Credit Facility includes such clause (and such clause is effective therein) and shall otherwise have no effect, minus (j) any unusual non-cash gains to the extent added in computing Net Income. EBITDA shall be calculated on a pro forma basis giving effect to Material Acquisitions and Material Asset Dispositions on a four (4) fiscal quarter basis on the assumption that any such Material Acquisition or Material Asset Disposition shall be deemed to have occurred on the first day of the fourth full fiscal quarter preceding the date of determination, using historical financial statements containing reasonable adjustments satisfactory to the Required Holders, broken down by fiscal quarter in the Company’s reasonable judgment. As used herein, “Material Acquisition” means one or more related Acquisitions the net consideration for which is in excess of $20,000,000 individually or in the aggregate and “Material Asset Disposition” means any Asset Disposition or series of Asset Dispositions the Fair Market Value of which is equal to or greater than $20,000,000 individually or in the aggregate.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws,

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regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Euro” or “€” means the unit of single currency of the Participating Member States. “Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and

(c)
any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Fitch” means Fitch, Inc., together with its successors and assigns.

“Foreign Borrowing” is defined in Section 9.8(a).

“Foreign Subsidiary” means any Subsidiary of the Company which is not organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Form 10-K” is defined in Section 7.1(b). “Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

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“Governmental Authority” means

(a)
the government of

(i)
the United States of America or any State or other political subdivision thereof, or

(ii)
any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)
any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any foreign government-owned or controlled entity, political party, any official of a political party, candidate for political office, official of any foreign government, public international organization or anyone else acting in an official capacity for a foreign government.

“Guarantor” and “Guarantors” are defined in Section 2.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such

Person guarantying or in effect guarantying any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)
to purchase such indebtedness or obligation or any property constituting security therefor;

(b)
to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)
to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)
otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

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“Guaranty Agreement” is defined in Section 2. “Guaranty Supplement” is defined in Section 9.8.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedging Arrangements” means agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions.

“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions herefor), under (a) any and all Hedging Arrangements and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Arrangements.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register..

“Indebtedness” of a Person means, without duplication, such Person’s:

(a)
obligations for borrowed money, including, without limitation, subordinated indebtedness,

(b)
obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade and other than earn-outs or other similar forms of contingent purchase prices),

(c)
obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person,

(d)
obligations which are evidenced by notes, acceptances, or other instruments,

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(e)
Capital Lease Obligations,

(f)
Contingent Obligations with respect to the Indebtedness of other Persons,

(g)
obligations with respect to letters of credit,

(h)
Off-Balance Sheet Liabilities,

(i)
Receivables Facility Attributed Indebtedness,

(j)
Disqualified Stock, and

(k)
net Hedging Obligations, calculated on a marked-to-market basis.

The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the Fair Market Value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

“INHAM Exemption” is defined in Section 6.3(e).

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“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercreditor Agreement” is defined in Section 9.9.

“Interest Expense” means, without duplication, for any period, the total interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capital Leases, commitment, facility and letter of credit fees, Off-Balance Sheet Liabilities and net payments or receipts (if any) pursuant to Hedging Arrangements relating to interest rate protection), all as determined in conformity with GAAP.

“Investor Presentation” is defined in Section 5.3. “ISDA Master Agreement” is defined in Section 8.9 “Leverage Ratio” is defined in Section 10.8.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Major Credit Facility” means (a) the Revolving Facility, (b) the 2008 Note Purchase Agreement, (c) the 2009 Note Purchase Agreement, (d) the 2013 Note Purchase Agreement, (e) the 2016 Cross-Border Note Purchase Agreement and (f) any other credit, loan or borrowing facility or note purchase agreement by the Company or any Subsidiary providing, in each case, for the incurrence of Senior Indebtedness in a principal amount equal to or greater than

$75,000,000, in each case under clauses (a) through (f) as amended, restated, supplemented or otherwise modified and together with increases, refinancings and replacements thereof.

“Make-Whole Amount” is defined in Section 8.8.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Acquisition Amount” means an amount equal to the greater of (a)

$50,000,000 and (b) the applicable dollar threshold amount for certain permitted acquisitions necessary to increase the leverage ratio applicable to the Company as set forth in the definition of “Leverage Ratio Increase Requirements” in the Revolving Facility.

“Material Acquisition Period” means each period of four (4) consecutive fiscal quarters of the Company commencing with the fiscal quarter in which one or more of the Company and

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any Subsidiary has consummated (a) one or more Acquisitions of equity interests in entities that become Subsidiaries upon such Acquisition or (b) one or more acquisitions from an entity of a business or a brand, if the consideration paid for such Acquisitions under clause (a) and/or (b) (including, without limitation, Indebtedness of the new Subsidiary and, without duplication, any Indebtedness of such entity that is assumed by any one or more of the Company and its Subsidiaries), taken together with the aggregate consideration (including assumed Indebtedness as aforesaid) paid for all other such Acquisitions consummated during the immediately preceding three (3) fiscal quarters of the Company, is equal to or greater than the Material Acquisition Amount; provided that a new Material Acquisition Period may not be commenced until such time as at least two (2) complete consecutive fiscal quarters have elapsed since the expiration of the last previous Material Acquisition Period.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Guarantor to perform its respective obligations under the Guaranty Agreement, or (d) the validity or enforceability of this Agreement, the Notes or the Guaranty Agreement.

“Material Covenant” means any covenant or similar term contained in any evidence of any Indebtedness in respect of or that contains provisions that are the same as or similar to (or address the same topic as) the covenants set forth in Sections 10.2, 10.3, 10.6, 10.7, 10.8, 10.9 or

10.10
or any other financial covenant contained in such Indebtedness.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors and assigns.

“MPC Products” means MPC Products Corporation, an Illinois corporation. “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Gain” is defined in Section 8.9.

“Net Income” means, for any period, the net income (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

“Net Indebtedness” means, as of any date of determination, the excess, if any, of (a) Indebtedness of the Company and its consolidated Subsidiaries as of such date over (b) the Unrestricted Domestic Cash Amount as of such date.

“Net Loss” is defined in Section 8.9.

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“Net Proceeds Amount” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

(a)
the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

(b)
all taxes actually paid on account of such Transfer and all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

“New Swap Agreement” is defined in Section 8.8(b). “Non-Swapped Note” is defined in Section 8.8(a).

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1. “OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction program that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Off-Balance Sheet Liabilities” of a Person means (a) any Receivables Facility Attributed Indebtedness and repurchase obligations or liabilities of such Person or any of its Subsidiaries with respect to Receivables or notes receivable sold by such Person or any of its Subsidiaries, (b) any liabilities of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create liabilities on the consolidated balance sheet of such Person, (c) any liabilities of such Person or any of its Subsidiaries under any financing lease or Synthetic Lease transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which, in the case of the foregoing clauses (a) through (d), does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Original Swap Agreement” is defined in Section 8.8(b).

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“Participating Member State” means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Liens” means the following:

(a)
Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b)
any attachment or judgment Lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay;

(c)
statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable;

(d)
Liens (other than any Lien imposed by ERISA) incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of its property which are not incurred or made in connection with the incurrence of Indebtedness and which do not, individually or in the aggregate, materially impair the use of such property in the operation of the business of the Company and its Subsidiaries, taken as a whole, or the value of such property for the purposes of such business;

(e)
leases or subleases granted to others, easements, encroachments, rights-of- way, licenses, reservations, covenants, utility easements, building restrictions, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, and which do not in the aggregate materially impair the use of such property in the operation of the business of the Company and its Subsidiaries, taken as a whole, or the value of such property for the purposes of such business;

(f)
minor survey exceptions and similar Liens, provided that such Liens do not, in the aggregate, materially detract from the value of such property in the operation of the business of the Company and its Subsidiaries;

(g)
Liens on property or assets of the Company or any Subsidiary securing Indebtedness owing to the Company or another Subsidiary;

(h)
Liens existing on the date of this Agreement and reflected in Schedule

10.6;

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(i)
any Liens existing on the property of a Person at the time such Person is merged into or consolidated with the Company or a Subsidiary or its becoming a

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Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety to the Company or a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that

(w)
such Liens were not incurred, extended or renewed in contemplation of such merger, consolidation or acquisition of property, (x) each such Lien shall attach solely to the assets so acquired or purchased, (y) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted by the terms of this Agreement, and (z) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed 100% of the Fair Market Value of the related property;

(j)
Liens incurred after the date of this Agreement on any property acquired, improved or constructed by the Company or a Subsidiary and created contemporaneously with or within one hundred eighty (180) days of such acquisition, improvement or construction which secure all or any part of the purchase price or cost of construction or improvement of such property, provided that (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon), (ii) the aggregate principal amount of Indebtedness secured by such Lien and all other Indebtedness secured by any other Lien on such property or such improvement does not exceed in the aggregate 100% of the lesser of (y) the cost of such property or improvement or (z) the Fair Market Value thereof at the time of incurrence, and (iii) all such Indebtedness is otherwise permitted by the terms of this Agreement;

(k)
Liens incurred pursuant to a Permitted Receivables Securitization program, provided that such Permitted Receivables Securitization program is permitted pursuant to Section 10.11;

(l)
Liens (i) in favor of the holders of the Notes (or in favor of a collateral agent reasonably satisfactory to the Required Holders) created to secure the Indebtedness evidenced by this Agreement and the Notes pursuant to Section 9.8(c) and (ii) granted to secure the Indebtedness evidenced by any Major Credit Facility, in each case under clauses (i) and (ii) in compliance with Section 9.9; and

(m)
any Lien renewing, extending or refunding any Lien permitted by clauses (h), (i) or (j) of this definition, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist.

“Permitted Receivables Securitization” means a financing program providing for the sale or transfer of accounts receivable (and related assets) by the Company and its Subsidiaries, in transactions purporting to be sales (and treated as sales for GAAP purposes), to one or more

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limited purpose financing companies, special purpose entities and/or other financial institutions, in each case, on a limited recourse basis as to the Company and its Subsidiaries (not inconsistent with treatment as a sale for GAAP purposes).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Priority Debt” means (a) all unsecured Indebtedness of any Subsidiary other than Indebtedness permitted by clauses (a) through (f), inclusive, of Section 10.10, and (b) Indebtedness of the Company or any Subsidiary secured by Liens other than Permitted Liens.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Reinvestment Application” means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of property of a similar nature (excluding, for the avoidance of doubt, cash and Cash Equivalents), and of at least equivalent Fair Market Value to the property so Transferred, to be used in the ordinary course of business of such Person.

“Proposed Prepayment Date” is defined in Section 8.3(b). “PTE” is defined in Section 6.3(a).

“Purchaser” is defined in the first paragraph of this Agreement. “QPAM Exemption” is defined in Section 6.3(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” means, in respect of any holder of any Note and any Transfer contemplated by the definition of Debt Prepayment Application, an amount equal to the product of:

(a)
the Net Proceeds Amount being offered to be applied to the payment of Senior Indebtedness, multiplied by

(b)
a fraction, the numerator of which is the outstanding principal amount of such Note, and the denominator of which is the aggregate outstanding principal amount of all Senior Indebtedness at the time of such Transfer determined on a consolidated basis in

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accordance with GAAP.

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“Receivable(s)” means and includes all of the Company’s and each Subsidiary’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company or such Subsidiary to payment for goods sold or leased or for services rendered in the ordinary course of the Company’s or such Subsidiary’s business (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Receivables Facility Attributed Indebtedness” means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that

(a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of greater than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Revolving Facility” means that certain Credit Agreement, dated as of July 10, 2013, by and among the Company, as a borrower, the foreign subsidiary borrowers from time to time parties thereto, the institutions from time to time parties thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent for itself and the other lenders, as amended by that certain Amendment No. 1 to Credit Agreement dated as of April 28, 2015 and as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“S&P” means S&P Global Ratings, together with its successors and assigns.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Second Amended and Restated Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor Agreement, dated as of July 10, 2013, by and among Wells Fargo Bank, National Association, as administrative agent for the lenders under the Revolving Facility, the holders of the notes issued pursuant to the 2008 Note Purchase Agreement, the holders of the notes issued pursuant to the 2009 Note Purchase Agreement, the holders of the notes issued pursuant to the 2013 Note Purchase Agreement, and each new creditor from time to time party thereto, as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

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“Securities” or “Security” shall have the meaning specified in Section 2(a)(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Securitization Assets” means all accounts receivable, general intangibles, instruments, documents, chattel paper and investment property (whether now existing or arising in the future) of the Company or any of its Subsidiaries which are sold or transferred pursuant to a Permitted Receivables Securitization, and any assets related thereto, including without limitation (a) all such assets constituting collateral given by any of the foregoing, (b) all such assets constituting contracts and all guaranties (but not by the Company or any of its Subsidiaries) or other obligations directly related to any of the foregoing, (c) other related assets set forth in the Securitization Documents, and (d) proceeds of all of the foregoing.

“Securitization Documents” means all documentation relating to any Permitted Receivables Securitization.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Indebtedness” means all Indebtedness evidenced by the Notes and all other Indebtedness of the Company or its Subsidiaries for money borrowed ranking pari passu or senior in right of payment with the Indebtedness evidenced by the Notes and the Guaranty Agreement.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date hereof) of the Company.

“Source” is defined in Section 6.3.

“Static GAAP” is defined in Section 22.3(b). “Subsequent Changes” is defined in Section 22.3(b).

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

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“Subsidiary Equity Interests” means, with respect to any Person, the Capital Stock (or any options or warrants to purchase capital stock or similar equity interests or other Securities exchangeable for or convertible into Capital Stock) of any Subsidiary of such Person.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such

Office.

“Swap Agreement” is defined in Section 8.8(b). “Swap Breakage Amount” is defined in Section 8.9. “Swapped Note” is defined in

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Section 8.8(b).

“Swapped Note Called Notional Amount” is defined in Section 8.8(b). “Swapped Note Called Principal” is defined in Section 8.8(b). “Swapped Note Settlement Date” is defined in Section 8.8(b).

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Equity Interests. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount; in any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to such separate Transfers to each such separate Transfer on a proportionate basis.

“Transfer Prepayment Date” is defined in Section 8.4(a). “Transfer Prepayment Offer” is defined in Section 8.4(a).

“2008 Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of October 1, 2008, by and among the Company and the purchasers listed in Schedule A attached thereto, as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“2009 Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of April 3, 2009, by and among the Company and the purchasers listed in Schedule A attached thereto, as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

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“2013 Note Purchase Agreement” means that certain Note Purchase Agreement, dated October 1, 2013, by and among the Company and the purchasers listed in Schedule A attached thereto, as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“2016 Cross-Border Note Purchase Agreement” means that certain Note Purchase Agreement, dated September 23, 2016, by and among the Company, Woodward International Holding B.V. and the purchasers listed in Schedule A attached thereto, as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“Undisclosed Affiliate” means, at any time and with respect to the Company, any Person

(a) that beneficially owns or holds, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or (b) that is an Affiliate of any such Person; provided that, at such time, (i) in the case of clause (a), such Person shall not have given written notice to the Company of its 10% or greater holding in the Company and, in the case of clause (b), such Affiliate of such Person shall not have given the Company written notice of its affiliation to the Company and (ii) the Company shall not otherwise have knowledge of such holding or affiliation to the Company.

“Unrestricted Domestic Cash Amount” means, as of any date of determination, that portion of the Company’s and its consolidated Subsidiaries’ aggregate cash and Cash Equivalents in excess of $10,000,000 that is (a) on deposit with one or more lenders under any Major Credit Facility in the United States of America and (b) not encumbered by or subject to any Lien (including, without limitation, any Lien permitted hereunder), setoff (other than (x) common law rights of setoff to the extent such cash and Cash Equivalents are subject to an intercreditor agreement as to the sharing of recoveries and setoffs in form and substance reasonably satisfactory to the Required Holders (it being acknowledged and agreed that, to the extent any cash and Cash Equivalents of the Company or any Subsidiary are subject to the agreements as to the sharing of recoveries and setoffs set forth in the Second Amended and Restated Intercreditor Agreement and the Company or such Subsidiary, each holder and the relevant depository bank are parties thereto, such cash and Cash Equivalents will not be excluded from the Unrestricted Domestic Cash Amount as a result of the existence of such setoff rights) and (y) ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other right in favor of any Person; provided, however, that notwithstanding the actual amount of the Unrestricted Domestic Cash Amount, no more than $20,000,000 of the Unrestricted Domestic Cash Amount may be deducted in the calculation of Net Indebtedness or Consolidated Total Net Debt.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries

LEGAL_US_W # 185462659.1

DB3/ 201074078.7

Exhibit 10.14

at such time.

“Woodward FST” means Woodward FST, Inc., a Delaware corporation. “Woodward HRT” means Woodward HRT, Inc., a Delaware corporation.